Exhibit 99.2

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Alpine Income Property Trust, Inc.

We have audited the accompanying Historical Summary of Revenues and Direct Expenses of the CMBS Portfolio and Single Property (the “Properties”) for the year ended December 31, 2020, and the related notes (the “Historical Summary”).

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct expenses (described in Note 2) of the Properties for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Alpine Income Property Trust, Inc.) and is not intended to be a complete presentation of the Properties’ revenues and direct expenses. Our opinion is not modified with respect to this matter.

/S/ GRANT THORNTON LLP

Orlando, Florida

July 2, 2021

HISTORICAL SUMMARY OF REVENUES AND DIRECT EXPENSES

For the Three Months Ended March 31, 2021 (Unaudited) and the Year Ended December 31, 2020

(In thousands)

	Three Months Ended March 31, 2021 (Unaudited)
	Single Property	CMBS Portfolio	Combined
Revenues:
Lease Income	$227	$853	$1,080
Total Revenues	227	853	1,080
Direct Expenses:
Real Estate Expenses	81	27	108
Total Direct Expenses	81	27	108
Net Income	$146	$826	$972

	Year Ended December 31, 2020
	Single Property	CMBS Portfolio	Combined
Revenues:
Lease Income	$908	$3,323	$4,231
Total Revenues	908	3,323	4,231
Direct Expenses:
Real Estate Expenses	317	156	473
Total Direct Expenses	317	156	473
Net Income	$591	$3,167	$3,758

The accompanying notes are an integral part of this historical summary of revenues and direct expenses.

Notes to Historical Summary of Revenues and Direct Expenses

For the Three Months Ended March 31, 2021 (unaudited) and the Year Ended December 31, 2020

NOTE 1. BUSINESS AND ORGANIZATION

On April 23, 2021, Alpine Income Property Trust, Inc. (the “Company”) completed the acquisition of one net leased property (the “Single Property”) located in North Richland Hills, Texas from a subsidiary of CTO Realty Growth, Inc. (“CTO”) for a cash purchase price of $11.5 million. The acquisition was funded utilizing a draw on the Company’s revolving credit facility.

On June 30, 2021, the Company completed the acquisition of an additional six net leased properties (the “CMBS Portfolio”) from certain subsidiaries of CTO (the “Sellers”) for an aggregate purchase price of $44.5 million. Pursuant to the purchase and sale agreement, made as of April 2, 2021 and as amended on April 20, 2021, among the Company’s operating partnership subsidiary, Alpine Income Property OP, LP (the “Operating Partnership”), and the Sellers, the Operating Partnership and the Sellers entered into an assignment and assumption of a certain loan agreement dated September 30, 2014. The outstanding principal balance of the loan assumed at the time of acquisition totaled $30.0 million, and the loan bears a fixed interest rate of 4.33%. The loan matures in October 2034 and is prepayable without penalty beginning in October 2024. The acquisition of the CMBS Portfolio was funded utilizing available cash, net of the $30.0 million loan assumed.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct expenses (the “Historical Summary”) includes the operations of the Single Property and the CMBS Portfolio and has been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Single Property and the CMBS Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Single Property and the CMBS Portfolio are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants. In April 2020, the Financial Accounting Standards Board issued interpretive guidance relating to the accounting for lease concessions provided as a result of the COVID-19 Pandemic. There were no lease concessions provided to either the Single Property or the CMBS Portfolio during 2020.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

COVID-19 PANDEMIC

The COVID-19 Pandemic did not result in decreased cash flows from operations for either the Single Property or the CMBS Portfolio during 2020. A prolonged imposition of mandated closures or other social-distancing guidelines as a result of the COVID-19 Pandemic may adversely impact tenants’ ability to generate sufficient revenues, and could force tenants to default on their leases, or result in the bankruptcy or insolvency of tenants, which would diminish the rental revenue that the Company receives under the leases. The rapid development and fluidity of the pandemic precludes any prediction as to the ultimate adverse impact on the Single Property and the CMBS Portfolio.

NOTE 3. REVENUE RECOGNITION

Leasing revenue consists of long-term rental revenue, which is recognized as earned, using the straight-line method over the life of each lease. The components of leasing revenue are as follows (in thousands):

	Three Months Ended March 31, 2021 (Unaudited)
	Single Property	CMBS Portfolio	Combined
Lease Income
Lease Payments	$191	$799	$990
Variable Lease Payments	36	54	90
Total Lease Income	$227	$853	$1,080

	Year Ended December 31, 2020
	Single Property	CMBS Portfolio	Combined
Lease Income
Lease Payments	$763	$3,198	$3,961
Variable Lease Payments	145	125	270
Total Lease Income	$908	$3,323	$4,231

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to March 31, 2021, are summarized as follows (in thousands):

Year Ending December 31,	Single Property	CMBS Portfolio	Combined
Remainder of 2021	$627	$2,471	$3,098
2022	836	3,194	4,030
2023	836	3,230	4,066
2024	868	3,248	4,116
2025	871	3,248	4,119
2026 and thereafter (cumulative)	2,686	12,608	15,294
Total	$6,724	$27,999	$34,723

NOTE 5. CONCENTRATION OF CREDIT RISK

There were no tenants of the Single Property or the CMBS Portfolio, presented in the Historical Summary, which accounted for more than 10% of the total revenue during the three months ended March 31, 2021 or the year ended December 31, 2020.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through July 2, 2021, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.